UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2007

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Compensatory Arrangements of Certain Officers: On July 27, 2007, TradeStation Group, Inc. (the "Company") awarded restricted shares of the Company’s common stock to a group of employees, including three named executive officers. Joseph Nikolson, the Company's Chief Growth Officer, received 27,855 shares valued at approximately $300,000, and David H. Fleischman, the Company's Chief Financial Officer, and Marc J. Stone, the Company's General Counsel, each received 13,927 shares valued at approximately $150,000. All of the foregoing shares were valued based upon the closing price of the Company’s common stock on The NASDAQ Stock Market on July 27, 2007. These restricted stock awards were issued pursuant to the Company’s incentive stock plan and vest 50% on the third anniversary of the date of grant and 100% on the sixth anniversary, with 100% acceleration upon retirement, death, disability and change in control of the Company. In all cases, if employment terminates prior to full vesting (other than by reason of death, disability or retirement), the unvested shares will automatically be forfeited, and the Company will reacquire the unvested shares for no consideration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

July 30, 2007	By:	/s/ David H. Fleischman

Name: David H. Fleischman
Title: Chief Financial Officer, Vice President of Finance and Treasurer